Exhibit 99.1

BOARD RESOLUTION OF REMSLEEP HOLDINGS, INC. (OTC: MSEZ)

ADOPTED ON MAY 20, 2026

The undersigned, being all the directors of RemSleep Holdings, Inc. (OTC RMSL), hereby sign the following amended resolutions:

RESOLVED THAT:

1.	The board accepts the appointment of:

Teresita Rubio on a position as a Treasurer and Chairman of the Board

Sanja Pekovic – President and CEO

Irina Veselinovic - Secretary

2.	The board accepts the resignation of:

Jeffrey Todd Marshall on a position of a CEO

Anita L. Michaels on a position of a COO and Chairman

Roman Israel Wood on a position of a President, Treasurer, Secretary.

3.	The board acknowledge the Stock Purchase agreements between Roman Woods dated May 20, 2026 which concludes the sale of :

3,600,000 Preferred C stock to 1000152403 ONTARIO INC - control

400,000 Preferred B to 1000152403 ONTARIO INC - control

4,000,000 Preferred A to 1000152403 ONTARIO INC - control

40,000,000 of Common Stock to Miro Zecevic,

and between

Anita L. Michaels and 1000152403 ONTARIO INC for all shares held, namely:

400,,000 Preferred C stock to 1000152403 ONTARIO INC – rule 144

100,000 Preferred B to 1000152403 ONTARIO INC– rule 144

1,000,000 Preferred A to 1000152403 ONTARIO INC– rule 144

10,000,000 of Common Stock to Miro Zecevic.

4.	The company will submit new application to OTC Markets to inform them about the change.

5.	The Company will inform State and Transfer agent about this change.

Board Resolution

/s/ Anita L. Michaels
Anita L. Michaels, Leaving Chairman and COO	Date: May 20, 2026

/s/ Roman Israel Wood
Roman Israel Wood, Leaving President, Treasurer and Secretary	Date: May 20, 2026

/s/ Sanja Pekovic
Sanja Pekovic – Incoming President and CEO	Date: May 20, 2026

/s/ Teresita Rubio
Teresita Rubio, Treasurer and Chairman	Date: May 20, 2026

/s/ Irina Veselinovic
Irina Veselinovic – Secretary	Date: May 20, 2026

Board Resolution
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